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                                                                 EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of the Registrant at July 31, 1997 owned by the Registrant or one or more of its other subsidiaries:




                                       State or Country
      Corporate Name of Subsidiary     of Incorporation
      -------------------------------  ----------------
Veritas Energy Services Inc.           Canada
Veritas DGC Land Ltd.                  Canada
Canex Information Services Ltd.        Canada
Veritas Seismic (1987) Ltd.            Canada
Veritas Energy Services (US) Inc.      Canada
Veritas Energy Services Partnership    Canada
Digicon Geophysical Corp.              Delaware
Digicon Exploration, Ltd.              Delaware
Digicon Geophysical Limited            United Kingdom
Veritas DGC Land Inc.                  Delaware
Veritas Seismic S.A.                   Venezuela
AirJac Drilling, Inc.                  Delaware
Digicon (Malaysia) Sdn. Bhd.           Malaysia
Digicon (Asia) Sdn. Bhd,               Brunei
Digicon de Venezuela C.A.              Venezuela
Digicon (Canada) Inc.                  Canada
Digicon (Far East) Pte. Ltd.           Singapore
Digital Exploration (Nigeria) Limited  Nigeria
Seismic Company of America, Inc.       Delaware
Euroseis, Inc.                         Delaware
Digicon Finance N.V.                   Netherlands Antilles